                                                                   EXHIBIT 10.32

                                  GROUND LEASE
                                  ------------


      THIS LEASE made and entered into as of this 7th day of February, 1997,
                                                  ---        --------
by and between LAND TRUST NO. 898 MAGNA BANK, TRUSTEE, formerly GRANITE
CITY NATIONAL BANK, TRUSTEE, hereinafter referred to as "Lessor", and GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, a corporation organized and existing under the laws of Illinois, hereinafter referred to as "Lessee."
                  --------

      WITNESSETH:

      FACTS, Lessor is the owner of certain unimproved real property consisting of approximately 14.285 acres more or less located in the City of Madison, County of St. Clair, State of Illinois. The tract of land lies east of Madison Street and is the crosshatched area as shown on Exhibit A attached hereto and made a part hereof. This unimproved real property is hereinafter referred to as the "Premises."

      Lessee desires to lease the Premises from Lessor on the following covenants and conditions;

      NOW, THEREFORE, the parties, in consideration of the mutual covenants contained herein, agree as follows:

      1.  Lease of Premises.
          -----------------

          Lessor does herewith lease the Premises to the Lessee for the term and on the covenants and conditions and for the rental as set forth in this Lease.

      2.  Use of Premises.
          ---------------

          The Premises may be used by the Lessee only for a parking lot and storage area during the term of the Lease.

      3.  Term.
          ----

          The term of this Lease shall be for a period of five (5) years starting on the 1st day of March, 1997, and terminating on the last day of February, 2001 ("Initial Term").

      4.  Rental.
          ------

          Lessee shall pay to Lessor an annual rental during the term of this Lease in the sum of [*] payable in equal monthly installments of [*] starting on March 1, 1997, and a like sum on the first day of each following month with last monthly payment payable on February 1, 2001.

      5.  Taxes and Assessments.
          ---------------------

          Lessee shall pay when due, or reimburse Owner upon demand, if the same are levied against Owner, before delinquency, any and all taxes, assessments, license fees, and public charges, of whatever kind or nature, levied or assessed by any governmental authority against the Premises or the Lessee's business on the Leased Premises or based upon the Lessee's leasehold improvements or any other personal property on the Premises. In the event the Premises are not separately assessed but are a part of a larger parcel for assessment purposes, then the Lessee shall prorate and pay a fractional amount due on total amount of land in the entire assessed parcel. The numerator of the fraction shall be the square footage of the Premises and the denominator shall be the square footage of the assessed Parcel, for the tax year in which the Lease

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* Indicates certain confidential information has been omitted.  The confidential information that has been omitted has been filed separately with the SEC and Confidential treatment sought.



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commences or terminates. The tax charge to the Lessee shall be prorated. The real estate taxes assessed in Illinois are payable in the year after the year in which they are assessed. Upon the termination of the Lease the Lessee shall, on the first day of the last month of the Lease, pay the taxes for the short year of termination based upon the previous years assessment.

      6.  Utilities. Other Services.
          -------------------------

          Lessee shall pay for all utility and other services provided and used in the Premises. All utilities and other services shall be contracted for in the name of Lessee and billed to Lessee. Lessee shall post any required bond or security.

      7.  Indemnity, Liability Insurance, Casualty Insurance.
          --------------------------------------------------

      7.1 Lessee will indemnify and save Lessor harmless from and against any and all claims, suits, actions and damages arising during the term of this Lease for any personal injury, loss of life or damage to property, sustained in or about the Premises and any improvements constructed thereon by Lessee, and which results from Lessee's conduct of its business and/or the occupancy of the Premises by Lessee, its agents, guests or invitees. Lessor agrees to give Lessee reasonable notice of any action or claim which has or may be instituted against Lessor by reason of any such claim, and to permit Lessee, if Lessee so elects, at its own cost and expense, to engage counsel of its own choice and participate in the defense of any such action.

      7.2 Lessee agrees throughout the term of this Lease to maintain public liability, property damage, and parking lot insurance covering the Premises in limits of not less than One

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Million Dollars ($1,000,000.00) combined single limited bodily injury insurance and property damage insurance. Further, the Lessee shall maintain during the term of this Lease an umbrella policy in the amount of another One Million Dollars ($1,000,000.00). Lessor shall be named as additional insured on all such liability insurance. Lessee shall furnish to the Lessor a certificate evidencing the parties insured and the type of insurance and the policy limits.

      7.3 The insurance policies and certificates shall include a covenant that at least thirty (30) days prior to any cancellation, change, modification or renewal of the insurance policy, the insurance company shall give written notice to Lessor. All insurance required under this paragraph shall be with insurance companies authorized to do business in the State of Illinois, and shall have an equivalent to a Best's financial rating of V or higher and a policyholder's rating of at least A.

      8.  Development of Premises.
          -----------------------

      8.1 Lessee shall at its costs develop the Premises so that it may effectively be used as a parking lot. The Lessor agrees that starting January 1, 1997, the Lessee shall have the right to enter upon the Premises to grade, level and lay down surfaces adequate for parking, provided that the indemnity insurance called for in paragraph 7 above is in effect during this period of two months before the start of the Initial Term of this Lease.

      8.2 All improvements placed on the Premises shall be subject to the terms of this Lease and title to the improvements

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

shall vest in Lessor and, upon the termination of the Lease, the improvements shall become the property of Lessor.

      9.  Repairs and Maintenance.
          -----------------------

          Lessee agrees that it will, at its sole cost, keep and maintain the Premises in a good state of repair and in a safe condition.

      10. Compliance with Laws.
          --------------------

          Lessee shall, during the term of this Lease, at its own expense, reasonably and promptly observe and comply with all laws, orders, regulations, rules, ordinances and requirements of the Federal, State, County, City and other municipal governments, or any subdivisions thereof, having jurisdiction over the Premises and Lessee's operations. Lessee agrees to pay all costs, expenses, claims, fines, penalties and losses that may arise out of or be imposed because of the failure of Lessee to comply therewith.

      11. Subletting and Assignment.
          -------------------------

          This Lease is not assignable by Lessee, nor shall the Premises or any part thereof be sublet, used or permitted to be used for any purpose other than above set forth without the written consent of Lessor. If this Lease is assigned or the Premises or any part thereof sublet without the written consent of Lessor, this Lease may, by such unauthorized act, be canceled at the option of Lessor. Any assignment of this Lease or subletting of the Premises or any part thereof with the written consent of Lessor shall not operate to release Lessee from the fulfillment on Lessee's part of the covenants and agreements herein contained to be performed by

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said Lessee, nor authorize any subsequent assignment or subletting without the written consent of Lessor.

      12. Lessor's Right to Cure Defaults.
          -------------------------------

          If Lessee shall default in the performance of any of the agreements herein contained, Lessor may, but shall not be obligated to, perform the same for the account of Lessee. Any amount paid or expense or liability incurred by Lessor in the performance of any such matter for the account of Lessee shall be deemed to be additional rent and the same (together with interest thereon at the rate of one and one-quarter percent (1-1/4%) per month from the date upon which any such expense shall have been incurred) may, at the option of Lessor, be added to any rent then due or thereafter falling due hereunder.

      13. Eminent Domain.
          --------------

          If any part of the Premises shall be taken or condemned for public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, the Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the term only such portion of such rent as the square footage of the part remaining after condemnation bears to the square footage of the entire Premises at the date of condemnation. If all of the Premises be taken or condemned, or such part thereof so that there does not remain a portion susceptible for occupation hereunder, then this Lease shall thereupon terminate. All compensation awarded by reason of a condemnation or taking of the

                                       6
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Premises shall belong to Lessor and Lessee shall have no claim thereto, and
Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessee may become entitled during the term hereof by reason of any condemnation. For special provisions of recoupment of money spent by Lessee for improvements to the Premises, see Paragraph 23.2

     14.  Quiet Enjoyment.
          ---------------

          Lessor hereby covenants that Lessee, upon paying the rent as herein reserved and performing all the covenants and agreements herein contained on the part of Lessee, shall and may peaceably and quietly have, hold and enjoy the Premises hereby demised without hinderance or interruption by Lessor or by anyone claiming lawfully or equitably by, through or under Lessor.

     15.  Mechanics' Liens.
          ----------------

          Lessee agrees that if mechanics' liens shall attach to the Premises or any part thereof, based upon work performed by Lessee or materials furnished or work done by Lessee during the term of this Lease, Lessee will pay or discharge the same within ten (10) days after Lessee receives notice of said lien by Lessor, if so notified, or by the party filing such lien, or secure Lessor by posting security or an indemnity bond satisfactory to Lessor.

     16.  No Representation by Lessor.
          ---------------------------

          Lessee acknowledges that Lessor has made no representation with respect to the physical condition of the Premises, or that they may be used for any purpose other than as stated herein and Lessee takes the Premises in an "AS IS" condition.

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

     17.  No Waiver.
          ---------

          No waiver of any covenant or condition in this Lease contained or of any breach of any such covenant or condition, shall be taken to constitute a waiver of any subsequent breach of such covenant or condition, or to justify or authorize the nonobservance, on any other occasion, of the same, or of any other covenant or condition hereof, nor shall the acceptance of rent by Lessor at a time when Lessee is in default under any covenant or condition hereof be construed as a waiver of such default, or of Lessor's right to terminate this Lease on account of such existing default. It is the express understanding and agreement of the parties that if at any time Lessee should be in default in any of the covenants and conditions of this Lease, an acceptance by Lessor of rent accruing under this Lease during the continuance of such default shall not be construed as a waiver of such default, but that Lessor may, at any time thereafter, in case such default continues, forfeit and terminate this Lease, on account of such default, or exercise any of its other remedies, in the manner herein provided.

     18.  Default by Lessee.
          -----------------

     18.1 In the event that Lessee shall default,

          (a) in the payment of rent when due, and such default shall continue for a period of ten (10) days after written notice of failure to pay such amount has been given by Lessor to Lessee;

          (b) in the performance of any of the other terms, conditions, covenants or provisions of this Lease, and any such default shall continue for more than twenty (20) days after written notice of such failure by Lessor to Lessee, or if, by reason of the nature of such default, it cannot with reasonable diligence be corrected within twenty (20) days, then, if Lessee shall not commence to correct such default within said twenty (20) days and thereafter prosecute the work of correcting the same with reasonable diligence; or

     18.2 If the Lessee makes an assignment for the benefit of creditors or a receiver or an assignee for its property shall be appointed in any proceeding other than a bankruptcy proceeding, then Lessor may in addition to any other rights or remedies provided by law pursue any one or more of the following remedies:

          (a) Terminate this Lease by serving upon Lessee a written notice stating that the term hereof shall expire upon a date specified in said notice. The date shall not be less than ten (10) days after the date of the giving of such notice by Lessor to Lessee, and the term of this Lease shall thereupon expire upon the date so specified. Lessor shall be entitled to and may demand immediate possession of the Premises, any other notice or demand being hereby waived.

          (b) Enter and take possession of the Premises. Lessor may expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, without terminating this Lease and without relieving Lessee from its obligation to pay rent. Lessor may then relet the Premises in the name of Lessor or Lessee at any rental readily obtainable, and if such rent exceeds the rent then paid by Lessee, Lessor may retain the difference. If

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

such rental is less than the rent paid by Lessee, Lessee shall pay to Lessor upon demand the deficiency.

      18.3 In the event Lessee seeks relief under Title 11 of the United States Code, then the rights, duties and obligations of Lessee and Lessor shall be governed by 11 U.S.C. (S)(S)365 and 502 or as the same may be amended or modified.

      19.   Notices.
            -------

            Any notice by Lessor to Lessee or by Lessee to Lessor shall be in writing, and shall be given by depositing said notice in any United States Post Office or Post Office Box for mail and sent postage prepaid, certified mail, return receipt requested, addressed to the respective parties at their address stated below. The notice shall be deemed received by the other party two (2) business days after the postmark date of the notice. If either party changes their address, notice shall be given of such change by the method set forth. After the receipt of such notice, the new address shall be used instead of the address previously given.

      If to Lessor, addressed to:

      Mr. Ray Pratt
      Pratt Partnership
      c/o Gateway Midstate Truck Plaza
      699 State Route 203
      East St. Louis, Illinois 62201

      (or such other address as may be designated by Seller by like notice); and

      If to Lessee, addressed to:

      Gateway International Motorsports Corporation
      700 Raceway Boulevard
      P. O. Box 200
      Madison, Illinois 62060-0200

     20.  Return of Premises.
          ------------------

          Upon the termination of this Lease or upon the termination of Lessee's right of possession to the Premises, Lessee shall return the Premises to Lessor in the same condition as when received, together with any improvements placed thereon by the Lessee. Lessee shall not have the right to remove any of said improvements made by Lessee to the Premises without the consent of Lessor. Lessee shall be obligated to remove all equipment, personal property and trade fixtures upon the termination of this Lease when requested to do so by Lessor.

     21.  Attorney's Fees.
          ---------------

          In the event it becomes necessary for either party to employ an attorney because of the default of any provisions of this Lease by the other party, then all costs and expenses, including reasonable attorney's fees, whether or not suit is filed, so incurred by the non-defaulting party shall be paid by the defaulting party.

     22.  Successors and Assigns.
          ----------------------

          The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective successors, assigns, and representatives.

     23.  Entrance and Access.
          -------------------

     23.1 The Lessor shall provide at its cost access to the Premises from Madison Street with a road at least 18 feet wide, surfaced with aggregate. Lessor shall, during the term of the Lease, keep the roadway in a good state of repair and passable.


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The Lessor shall have the right to select the location of such roadway and may move the roadway, provided that during the term of the Lease there shall be at least one roadway entrance to the Premises leased.

     23.2 The Lessee prior to using the Premises contemplates expending an amount not exceeding $49,000.00 for fill, aggregate, labor and fencing to make the Premises fit for parking. The total amount expended by the Lessee for fill, aggregate, labor and fencing during the period from January 1, 1997, through July 1, 1997, shall be accumulated and the copies of bills for such shall be presented to the Lessor. Notwithstanding the provisions of Paragraph 3 hereof, the Lessor reserves the right to terminate the Lease at any time after two years (March 1, 1999). In the event the Lease is terminated after March 1, 1999 by the Lessor or by condemnation at any time during the Lease term, the Lessor agrees to pay the Lessee a sum of money computed on the following basis:
The total cost of the fill, aggregate, labor and fencing, but in no event more than $49,000.00, shall be divided by 1825 (365x5) and the resultant figure shall be multiplied by the number of days remaining of the term of the Lease after possession of the Premises is turned over to the Lessor. The amount of money computed as set forth in this paragraph shall be paid to the Lessee by the Lessor within ten days of the delivery of possession of the Premises to the Lessor. In the event that the condemnation is a partial taking, the Lessor shall pay to the Lessee a sum computed as set forth herein but reduced by a fraction, the numerator of which is the square footage taken and the denominator of which is the total square footage of the Premises. No sums of money will be paid by the Lessor to the Lessee if the Lessor terminates the Lease due to the default of the Lessee pursuant to Paragraph 18.

     23.3 The Lessor agrees that if the beneficial owner of the Premises (the Pratt Partnership) receives a bona fide offer to purchase the property leased from any person, company, corporation or partnership not affiliated with Gateway Midstate Truck Plaza or the Pratt family, and the Pratt Partnership or owner of the Property is willing to sell the property at that price and on the terms offered, then it shall give written notice to the Lessee and grant to the Lessee the right to purchase the property on the same terms and conditions as the bona fide offer. The Lessee shall have thirty (30) days to give notice to The Pratt Partnership that it is willing to purchase the property on the same terms and conditions as the bona fide offer and shall have another thirty (30) days after giving notice of its intent to purchase the property to close the transaction.

     24.  Hazardous Materials.
          -------------------

     24.1 From and after the commencement of this Lease, Lessee shall not cause or permit any Hazardous Material (as hereafter defined) to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Lessor. The Lessor shall indemnify and hold the Lessee harmless from cost or expense incurred by the Lessee caused by hazardous materials found on the Premises which were placed there prior to the term of this Lease. The Lessee, to secure the benefit of this hold harmless provision, agrees that it shall immediately give written notice of any claim made against it due to hazardous material on the Premises. It shall give the Lessor the opportunity to defend the claim at Lessor's cost prior to spending any sums of money in defense of the claim.

      24.2 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Illinois or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste" under Section 260.360 of the Illinois Revised Statutes, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

      25. Entire Agreement.
          ----------------

          This Lease contains the entire agreement of the parties hereto with respect to the Lease and use of the Premises, and this Lease may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties here entered into this Lease as of the day and year first above written.


LESSOR:                                   LESSEE:

LAND TRUST NO. 898 MAGNA TRUST CO,        GATEWAY INTERNATIONAL
TRUSTEE, formerly FIRST                   MOTORSPORTS CORPORATION, a
GRANITE CITY NATIONAL BANK                Illinois corporation
TRUSTEE                                   --------



By: /s/ Albert G. Hudzik                  By: /s/ Christopher R. Pook
    --------------------------------         ------------------------
    Albert G. Hudzik, Vice President              Christopher R. Pook
                                                  CEO


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